Exhibit 99.1
Triple-S Management Corporation
1441 F.D. Roosevelt Ave.
San Juan, PR 00920
www.triplesmanagement.com
FOR FURTHER INFORMATION:

AT THE COMPANY:	INVESTOR RELATIONS:
Juan-José Román	Kathy Waller
Finance Vice President & CFO	AllWays Communicate, LLC
(787) 749-4949	(312) 543-6708
Triple-S Management Corporation Reports First Quarter 2010 Results
SAN JUAN, Puerto Rico, May 5, 2010 — Triple-S Management Corporation (NYSE:GTS), the largest managed care company in Puerto Rico, today announced consolidated operating revenues of $519.1 million and operating income of $16.4 million for the three months ended March 31, 2010. Net income of $11.2 million, or $0.38 per diluted share, includes an after tax net gain of $0.4 million, or $0.01 per share, in net realized and unrealized gains on investments and derivatives.
March-Quarter Consolidated Highlights
•	Total consolidated operating revenues increased 9.8% year over year to $519.1 million;
•	Operating income was $16.4 million;
•	Excluding net realized and unrealized gains and losses on investments and a derivatives loss; included within other income (expenses), net income was $10.8 million, or $0.37 per diluted share;
•	Consolidated loss ratio was 86.2% and the medical loss ratio (MLR) was 90.0%;
•	Consolidated operating expense ratio increased 40 basis points to 15.2%;
•	Commercial member months enrollment, including ASO membership, increased 23.6%.
Ramón M. Ruiz-Comas, President and Chief Executive Officer, stated “We are pleased to report that our first-quarter performance provided us with an excellent start to 2010. For the period, we recorded solid revenue growth, reflecting very strong gains in our Commercial business and we are extremely proud of the approximately 98% membership retention rate achieved. The improvement in our overall MLR was in line with our expectations and operating profitability in the Managed Care segment nearly doubled from the prior year. We are reaffirming our 2010 earnings-per-share guidance of $2.05-$2.15.”
“In March 2010, health care reform was enacted in the United States, significantly broadening the scope of coverage to a larger majority of the population. While there is still uncertainty surrounding many of the legislation’s specifics, because our business is concentrated in Puerto Rico, our initial assessment is that for the next two years key components will not affect us in the same way as our U.S. peers. Moreover, additional funding is expected for Medicaid, which would be of significant benefit to our population, but, we are awaiting further clarification on the regulation. We remain confident that our business model, which enables us to diversify risk and diminish the variability that can occur in each of our segments, along
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with ongoing opportunities for expansion, will allow us to sustain our growth,” Concluded Ruiz-Comas.
Selected Quarterly Details
•	Consolidated Premiums Increased 9.5%. Consolidated premiums were $494.2 million, up 9.5% from a year ago, principally due to increased volume and higher rates in the Managed Care business. Reported Managed Care net premiums increased to $443.8 million, driven by a 23.2% year-over-year rise in the Commercial business. The increase resulted primarily from growth in Commercial membership, reflecting new groups acquired during the period and the La Cruz Azul (LCA) acquisition, as well as higher premium rates across all businesses.
•	Consolidated Administrative Service Fees Rose 40.4%. Consolidated administrative service fees increased $3.6 million, to $12.5 million, reflecting the LCA acquisition, which added approximately 70,000 members, and organic growth.
•	Managed Care Membership Increased 12.9%. Total Commercial membership was 763,885, up 24.5% from the prior year, primarily reflecting the addition of LCA members and organic growth. Reform membership rose 2.4%, to 534,225, and Medicare membership declined 10.0%, to 66,771.
•	Consolidated Claims Incurred Rose 8.2%. Consolidated claims incurred were $425.8 million, an 8.2% increase from a year ago, principally due to higher claims in the Managed Care segment resulting from higher enrollment and the addition of LCA’s members. The consolidated loss ratio decreased by 100 basis points, to 86.2%, as premium increases in our Managed Care segment outstripped costs, particularly in the Commercial and Medicare businesses.
•	Managed Care MLR Improved 150 Basis Points Year Over Year, to 90.0%. The year-over-year improvement was driven by a decrease in the Medicare MLR, offset by increases in the Reform MLR, and to a lesser degree, in the Commercial MLR.
•	Consolidated Operating Expense Ratio Rose 40 Basis Points, to 15.2%. Consolidated operating expenses increased by $8.7 million, or 12.8%, from the prior year, primarily attributable to a higher volume of business, particularly in the Managed Care segment.
•	Consolidated Operating Margins Improved to 3.2%. Driven largely by a 130 basis point improvement in Managed Care profitability, consolidated operating margins widened by 90 basis points, to 3.2%. A 210-basis-point expansion in the Life Insurance segment’s operating margin also contributed to the increase. Offsetting these improvements was an 830-basis-point, year-over-year decline in the Property and Casualty business.
•	Adjusted Net Income Rose to $10.8 million, or $0.37 Per Diluted Share. This compares with $8.2 million, or $0.27 per diluted share, in the corresponding quarter of 2009. The weighted average shares outstanding were 29.2 million and 30.3 million in 2010 and 2009, respectively.
•	Parent Company Information. As of March 31, 2010, Triple-S Management had $44.4 million in parent company cash, cash equivalents, and investments.
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	Pro Forma Net Income
	Three months ended
(Unaudited)	March 31,
(dollar amounts in millions)	2010	2009

Pro forma net income:
Net income	$11.2	$3.9
Net realized investment losses, net of tax	1.2	1.5
Net unrealized trading investments (gains) losses, net of tax	(1.7)	2.1
Derivative loss, net of tax	0.1	0.7

Pro forma net income	$10.8	$8.2

Diluted pro forma net income per share	$0.37	$0.27

Segment Performance
Triple-S Management operates in three segments: 1) Managed Care, 2) Life Insurance, and 3) Property and Casualty Insurance. Management evaluates performance based primarily on the operating revenues and operating income of each segment. Operating revenues include premiums earned, net administrative service fees and net investment income. Operating costs include claims incurred and operating expenses. The Company calculates operating income or loss as operating revenues minus operating expenses. Operating margin is defined as operating gain or loss divided by operating revenues.
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	Three months ended March 31,
(Unaudited)			Percentage
(dollar amounts in millions)	2010	2009	Change

Premiums earned, net:
Managed Care:
Commercial	$234.0	$189.9	23.2%
Reform	89.3	84.9	5.2%
Medicare	120.5	128.7	(6.4%)

Total managed care	443.8	403.5	10.0%

Life Insurance	25.9	24.5	5.7%
Property and Casualty	25.5	24.6	3.7%
Other	(1.0)	(1.2)	(16.7%)

Total premiums earned	$494.2	$451.4	9.5%

Operating revenues:
Managed Care	$462.1	$418.1	10.5%
Life Insurance	30.1	28.5	5.6%
Property and Casualty	28.2	27.4	2.9%
Other	(1.3)	(1.2)	8.3%

Total operating revenues	$519.1	$472.8	9.8%

Operating income:
Managed Care	$12.7	$5.8	119.0%
Life Insurance	3.8	3.0	26.7%
Property and Casualty	(0.9)	1.4	(164.3%)
Other	0.8	0.9	(11.1%)

Total operating income	$16.4	$11.1	47.7%

Operating margin:
Managed Care	2.7%	1.4%	130 bp
Life Insurance	12.6%	10.5%	210 bp
Property and Casualty	-3.2%	5.1%	-830 bp
Consolidated	3.2%	2.3%	90 bp

Depreciation and amortization expense	$3.0	$2.0	50.0%
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	Three months ended
	March 31,
Managed Care Additional Data	2010	2009
(dollar amounts in millions)
Member months enrollment
Commercial:
Fully-insured	1,507,114	1,260,901
Self-funded	766,283	579,092
Total Commercial	2,273,397	1,839,993

Reform:
Fully-insured	1,012,836	978,591
Self-funded	589,184	560,578
Total Reform	1,602,020	1,539,169

Medicare:
Medicare Advantage	173,655	198,616
Stand-alone PDP	28,125	29,657
Total Medicare	201,780	228,273

Total member months	4,077,197	3,607,435

Claim liabilities	$270.7	$236.4 *

Days claim payable	61.0	57.0 *

Premium PMPM:
Managed care	$163.06	$163.51
Commercial	$155.26	$150.61
Reform	$88.17	$86.76
Medicare	$597.19	$563.80

Consolidated loss ratio	86.2%	87.2%

Medical loss ratio	90.0%	91.5%
Commercial	90.5%	90.1%
Reform	100.0%	86.9%
Medicare Advantage	82.1%	96.5%
Medicare Part D	69.9%	100.3%

Consolidated operating expense ratio	15.2%	14.8%

Operating expense ratio	10.9%	10.4%

*	Information as of December 31, 2009.
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Managed Care	As of March 31,
Membership by Segment	2010	2009

Members:
Commercial:
Fully-insured	509,551	422,197
Self-funded	254,334	191,349
Total Commercial	763,885	613,546

Reform:
Fully-insured	338,789	332,659
Self-funded	195,436	189,072
Total Reform	534,225	521,731

Medicare:
Medicare Advantage	57,277	64,350
PDP	9,494	9,836
Total Medicare	66,771	74,186

Total members	1,364,881	1,209,463
2010 Guidance Unchanged
Triple-S reiterated its 2010 guidance:

2010 Range
Medical enrollment fully-insured (member months)	10.4-10.8 million
Medical enrollment self-insured (member months)	5.3-5.5 million
Consolidated operating revenues (in billions)	$2.0-$2.1
Consolidated loss ratio	84.6%-85.6%
Medical loss ratio	88.5%-89.5%
Consolidated operating expense ratio	14.6%-15.0%
Consolidated operating income (in millions)	$87.0-$95.0
Consolidated effective tax rate	20.0%-22.0%
Earnings per share	$2.05-$2.15
Weighted average of diluted shares outstanding (in millions)	29.2
Conference Call and Webcast
Management will host a conference call and webcast Wednesday, May 5 at 9:00 a.m. Eastern Time to discuss its financial results for the first quarter of 2010, as well as expectations for future earnings. To participate, callers within the U.S. and Canada should dial 877-941-8631, and international callers should dial 480-629-9822 about five minutes before the presentation.
To listen to the webcast, participants should visit the “Investor Relations” section of the Company’s Web site at www.triplesmanagement.com several minutes before the event is broadcast and follow the instructions provided to ensure they have the necessary audio application downloaded and installed. This program is provided at no charge to the user. An archived version of the call, also located on the “Investor Relations” section of Triple-S Management’s Web site, will be available about two hours after the call ends and for at least the following two weeks. This news release, along with other information relating to the call, will be available on the “Investor Relations” section of the Web site.
About Triple-S Management Corporation
Triple-S Management Corporation is an independent licensee of the Blue Cross Blue Shield Association. It is the largest managed care company in Puerto Rico, serving approximately 1.3 million members. Triple-S Management also has the exclusive right to use the Blue Cross Blue Shield name and mark throughout Puerto Rico and the U.S. Virgin Islands. With more than 50 years of experience in the industry, Triple-S Management offers a broad portfolio of managed care and related products in the Commercial, Medicare, and Reform markets under the Blue Cross Blue Shield brand. In addition to its managed care business, Triple-S Management provides non-Blue Cross Blue Shield branded life and property and casualty insurance in Puerto Rico. The Company is the
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largest provider of life, accident, and health insurance and the fourth largest provider of property and casualty insurance in its market.
For more information about Triple-S Management, visit www.triplesmanagement.com or contact kwaller@allwayscommunicate.com.
Forward-Looking Statements
This document contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information about possible or assumed future sales, results of operations, developments, regulatory approvals or other circumstances. Sentences that include “believe”, “expect”, “plan”, “intend”, “estimate”, “anticipate”, “project”, “may”, “will”, “shall”, “should” and similar expressions, whether in the positive or negative, are intended to identify forward-looking statements.
All forward-looking statements in this news release reflect management’s current views about future events and are based on assumptions and subject to risks and uncertainties. Consequently, actual results may differ materially from those expressed here as a result of various factors, including all the risks discussed and identified in public filings with the U.S. Securities and Exchange Commission (SEC).
In addition, the Company operates in a highly competitive, constantly changing environment, influenced by very large organizations that have resulted from business combinations, aggressive marketing and pricing practices of competitors, and regulatory oversight. The following factors, if markedly different from the Company’s planning assumptions (either individually or in combination), could cause Triple-S Management’s results to differ materially from those expressed in any forward-looking statements shared here:
•	Trends in health care costs and utilization rates
•	Ability to secure sufficient premium rate increases
•	Competitor pricing below market trends of increasing costs
•	Re-estimates of policy and contract liabilities
•	Changes in government laws and regulations of managed care, life insurance or property and casualty insurance
•	Significant acquisitions or divestitures by major competitors
•	Introduction and use of new prescription drugs and technologies
•	A downgrade in the Company’s financial strength ratings
•	Litigation or legislation targeted at managed care, life insurance or property and casualty insurance companies
•	Ability to contract with providers consistent with past practice
•	Ability to successfully implement the Company’s disease management and utilization management programs
•	Volatility in the securities markets and investment losses and defaults
•	General economic downturns, major disasters, and epidemics
This list is not exhaustive. Management believes the forward-looking statements in this release are reasonable. However, there is no assurance that the actions, events or results anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on the Company’s results of operations or financial condition. In view of these uncertainties, investors should not place undue reliance on any forward-looking
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statements, which are based on current expectations. In addition, forward-looking statements are based on information available the day they are made, and (other than as required by applicable law, including the securities laws of the United States) the Company does not intend to update or revise any of them in light of new information or future events.
Readers are advised to carefully review and consider the various disclosures in the Company’s SEC reports.
-FINANCIAL TABLES ATTACHED-
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Condensed Consolidated Balance Sheets
(Dollar amounts in thousands, except per share data)

	Unaudited
	March 31,	December 31,
	2010	2009
Assets

Investments	$1,095,722	$1,049,309
Cash and cash equivalents	41,345	40,376
Premium and other receivables, net	290,596	272,932
Deferred policy acquisition costs and value of business acquired	140,432	139,917
Property and equipment, net	71,487	68,803
Other assets	67,783	77,367

Total assets	$1,707,365	$1,648,704

Liabilities and Stockholders’ Equity

Policy liabilities and accruals	$772,835	$738,970
Accounts payable and accrued liabilities	203,975	204,295
Borrowings	167,257	167,667

Total liabilities	1,144,067	1,110,932

Stockholders’ equity:
Common stock	29,153	29,153
Other stockholders equity	534,145	508,619

Total stockholders’ equity	563,298	537,772

Total liabilities and stockholders’ equity	$1,707,365	$1,648,704

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Condensed Consolidated Statements of Earnings
(Dollar amounts in thousands, except per share data)

	For the Three Months Ended
	Unaudited
	Unaudited	Historical
	2010	2009
Revenues:
Premiums earned, net	$494,177	$451,438
Administrative service fees	12,498	8,866
Net investment income	12,423	12,541

Total operating revenues	519,098	472,845

Net realized investment losses	(1,379)	(1,727)
Net unrealized investment gain (loss) on trading securities	2,030	(2,476)
Other income (expenses), net	152	(379)

Total revenues	519,901	468,263

Benefits and expenses:
Claims incurred	425,828	393,486
Operating expenses	76,871	68,252

Total operating costs	502,699	461,738

Interest expense	3,228	3,264

Total benefits and expenses	505,927	465,002

Income before taxes	13,974	3,261

Income tax expense (benefit)	2,782	(671)

Net income	$11,192	$3,932

Basic net income per share	$0.38	$0.13

Diluted earnings per share	$0.38	$0.13
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Condensed Consolidated Statements of Cash Flows
(Dollar amounts in thousands, except per share data)

	For the Three Months Ended
	March 31,
	Unaudited	Historical
	2010	2009
Net cash provided by operating activities	$30,491	$29,961

Cash flows from investing activities:
Proceeds from investments sold or matured:
Securities available for sale:
Fixed maturities sold	23,272	56,136
Fixed maturities matured	35,415	112,042
Equity securities	401	1,137
Securities held to maturity:
Fixed maturities matured	1,250	2,666
Acquisition of investments:
Securities available for sale:
Fixed maturities	(83,024)	(105,263)
Equity securities	(1,295)	(1,579)
Net repayment (disbursements) for policy loans	(50)	21
Capital expenditures	(4,878)	(2,726)

Net cash (used in) provided by investing activities	(28,909)	62,434

Cash flows from financing activities:
Change in outstanding checks in excess of bank balances	(4)	(11,306)
Repayments of long-term borrowings	(410)	(410)
Repurchase and retirement of common stock	—	(17,256)
Proceeds from policyholder deposits	2,052	1,169
Surrenders of policyholder deposits	(2,251)	(2,005)

Net cash (used in) financing activities	(613)	(29,808)

Net increase in cash and cash equivalents	969	62,587

Cash and cash equivalents, beginning of period	40,376	46,095

Cash and cash equivalents, end of period	$41,345	$108,682

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